Exhibit 10.1

2004 EQUITY COMPENSATION PLAN

1.     Purposes.

        The 2004 EQUITY COMPENSATION PLAN (the “Plan”) of IBSG International, Inc. (the “Company”) is intended to enable to Company to attract, retain, motivate, reward and remunerate qualified personnel, encourage participants to exert maximum efforts towards the Company’s success, focus on the long-term growth of stockholder value as well as promote a closer identity of interest between participants and stockholders of the Company. By thus encouraging participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its stockholders.

2.     Shares Awards Subject to the Plan.

        The total number of shares of Common Stock of the Company that may be issued under the Plan shall be 220,000 shares.

        The Company may award shares of Common Stock under the Plan subject to provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. Such stock awards may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such participant.

3.     Eligibility.

        Awards may be granted to employees, consultants and advisors of the Company or of a “subsidiary” or “parent” of the Company.

4.     Administration of the Plan.

        The Plan shall be administered by the Board of Directors of the Company. Within the limits of the express provisions of the Plan, the Board shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, awards shall be granted, the character of such stock awards and the number of shares of Common Stock to be subject to each award, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of agreements that may be entered into in connection with awards (which need not be identical), and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success, and such other factors as the Board, in its discretion, shall deem relevant. The Board’s determinations on the matters referred to in this paragraph shall be conclusive. The Board may authorize the President to grant awards under the Plan.

5.     Further Conditions of Exercise.

    (a)        Unless the shares of Common Stock issuable under the Plan have been registered under the Securities Act of 1933, as amended, prior to issuance, a participant must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company.

    (b)        The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

    (c)        The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes by the Company that is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, in connection with any award under the Plan including, but not limited to, withholding the amount due from any such person’s wages or compensation due such person.

6.     Effective Date of the Plan.

        The Plan shall become effective upon adoption by the Board of Directors of the Company.

7.     Not a Contract of Employment.

        Nothing contained in the Plan or in any award agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an award is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee, or to terminate any other relationship with a participant, including that of independent contractor or consultant. Notwithstanding anything contained herein to the contrary, and except as otherwise provided at the time of grant, all references hereunder to termination of employment shall with respect to consultants and independent contractors mean the termination of retention of their services with or for the Company.

8.     Termination, Modification and Amendment.

    (a)        The Plan (but not awards previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or such date of termination, as hereinafter provided, and no award shall be granted after termination of the Plan.

    (b)        The Plan may be amended, suspended, or terminated at any time or from time to time by the Board, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding awards under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of shares of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company duly held within twelve months of the date of adoption in the event the approval of the stockholders is required under any applicable tax, regulatory or stock market requirement.